                                                                      BOND FUNDS

FIRSTAR STELLAR INSURED TAX-FREE BOND FUND
FIRSTAR STELLAR U.S. GOVERNMENT INCOME FUND
FIRSTAR STELLAR STRATEGIC INCOME FUND


                            COMBINED ANNUAL REPORT

                               NOVEMBER 30, 1999

                         (FIRSTAR STELLAR FUNDS LOGO)

President's Message

Dear Shareholder:

On behalf of the Firstar Stellar Funds, thank you for your continued confidence and for allowing us to help you achieve your financial goals. In 1999, the Firstar Stellar Funds added a new fund, the Firstar Stellar Science & Technology Fund, to focus on a business sector which we believe will show strong growth for many years. The year saw recovery in many foreign economies, which helped the performance of the Firstar Stellar International Equity Fund directly, and many of the other funds indirectly from increased export opportunities for U.S. companies.

Interest rates continued an upward course through 1999, as the Federal Reserve acted to prevent an upsurge in inflation. Rising rates drove down the value of many fixed-income assets, but in that difficult environment the Firstar Stellar Funds with exposure to bonds performed at the median or better for their respective peer groups. This demonstrates our commitment to provide you steady performance through up and down markets.

On the following pages you will find the results for the period from December 1, 1998 through November 30, 1999 for the bond funds, as well as questions and answers from our portfolio managers regarding fund performance. I ask you to take a few minutes to read this important information about your investments. Please let your financial advisor know if you have any questions about the Firstar Stellar Funds.

FIRSTAR STELLAR INSURED TAX-FREE BOND FUND

This Fund invests primarily in high-grade municipal bonds that are insured as to repayment of principal.* Although interest rates for municipals did not change to the same degree as some taxable bonds, values in the municipal market fell during the twelve months ended November 30, 1999. For that period, the Fund produced a return of (1.13)% or (5.55)% adjusted for the sales charge.**
This Fund is a good choice for individuals who are seeking tax- free income through high quality investments.

FIRSTAR STELLAR STRATEGIC INCOME FUND

The Strategic Income Fund produced a steady flow of income to investors through the twelve months ended November 30, 1999 by maintaining a stable dividend during a period of fluctuating interest rates. This was accomplished through the unique combination of investments held by the Fund. For the twelve months ended November 30, 1999, total return was (4.99)% or (9.42)% adjusted for the maximum contingent deferred sales charge.** For a more complete description of the holdings of this unique Fund, please read the following material.

FIRSTAR STELLAR U.S. GOVERNMENT INCOME FUND

During 1999, the Federal Reserve increased interest rates three times, in hopes of keeping inflation from increasing. In this environment, the U.S. Government Income Fund was helped by its emphasis on quality. The Fund produced a total return for the twelve months ended November 30, 1999 of (2.34)% or (5.77)% adjusted for the sales charge for A shares, and (2.36)% or (6.99)% adjusted for the maximum contingent deferred sales charge for B shares while continuing to produce income for its shareholders.** This Fund remains a solid choice for those seeking quality taxable income performance.

We are grateful that you have chosen to use the Firstar Stellar Funds to meet your investment needs and we look forward to providing solid performance and service to you in the future.

Sincerely,

/s/ Daniel B. Benhase

Daniel B. Benhase
President

January 24, 2000

 * Income may be subject to the federal alternative minimum tax and state and local taxes.

** Performance quoted represents past performance and is not indicative of future results. Investment return and principal value will fluctuate, so that an investor's shares, when redeemed, may be worth more or less than their original cost.

Investment Reviews

FIRSTAR STELLAR INSURED TAX-FREE BOND FUND

Q 1999 was a difficult year for bonds as the Federal Reserve increased interest rates several times. How did this Fund fare in this environment?

A Although the rise in interest rates brought the total return of the Fund into negative territory for the year of 1999 (-1.85%), the Fund fared well relative to other insured funds this year because it was shorter. Through November, the Fund ranked 2nd among the 50 funds in Lipper's Insured Municipal Debt Fund Category. The Fund's average weighted maturity is 8.9 years compared to the average of 15 years in Lipper's category.

Q    What is the advantage of insured bonds compared to uninsured?

A The phrase "insured" refers to assuring timely payment of interest and principal over the life of the bond. Insured bonds are not protected against short-term market fluctuations in price due to changes in interest rates. Other benefits of insured bonds include better liquidity,
     attractive   pricing   compared   to  other  "AAA"   issues,   and  broader
     diversification. Thus, we frequently find that purchasing insured bonds provides better yields, liquidity, and more selection than a universe of high quality uninsured bonds.

Q    What is your outlook for this Fund for the coming year?

A The Fund is well positioned going into 2000. We have increased the Fund's average coupon and continue to reduce the Fund's exposure to callable bonds. Both of these factors will help the Fund achieve a competitive total return in 2000.

FIRSTAR STELLAR U.S. GOVERNMENT INCOME FUND

Q Fixed income returns were mixed in 1998 due to international turmoil. How would you describe the bond market's performance in 1999?

A The international turmoil and concerns for a global recession in 1998 quickly evaporated in 1999 as the U.S. economy displayed remarkable resilience. With growth returning more quickly and stronger than expected, the Federal Reserve decided to raise interest rates to cool the resurgence of potential inflationary pressures. Additionally, bond issuers who had postponed new issues in 1998 came to market at a furious pace during the summer to ensure liquidity prior to the calendar turn. The end result has been Treasury yields increasing 1.2% to 1.6% since our annual report last year. Bond yields for agency, corporate and mortgage-backed securities likewise rose, but less severely. We would characterize 1999 as a cyclical correction within the still running longer-term decline in interest rates that began in 1981.

Q The U.S. Government Income Fund generated competitive results during the 1999 fiscal year. To what do you attribute the success of the Fund during this period?

A The U.S. Government Income Fund is diversified across the fixed income maturity spectrum and market segments. Our outlook for 1999 envisioned lower interest rates due to the anticipation of good inflation data and strong relative returns from the non-Treasury sectors. While inflation remains subdued, bond yields clearly moved higher than expected. Fortunately, our decision to overweight agency, mortgage and corporate bonds improved relative performance.

Q What are your expectations for the year 2000?

A We expect the economy to moderate somewhat from its current torrid pace of growth and see marginally higher inflation pressures. We believe the Federal Reserve will increase the Federal funds rate to 5.75% from 5.5% within the first six months. This will likely translate into higher interest rates early in the year, but allow for an improved inflationary outlook later in 2000. As for the fixed income sectors, U.S. agency and corporate bonds both offer good value compared to Treasury securities. Patient investors will likely be rewarded for focussing on high quality and remaining highly diversified. In particular, we advocate a strong overweight in agency notes as there is little credit risk and liquidity remains outstanding.

     Longer-term, we anticipate that bond yields will continue the decline that began in 1981. Why? Real interest rates (yield less inflation) remain historically high, nominal yields are higher than economic growth, and a pre-emptive Federal Reserve will keep inflation contained. When the economic growth slows to a more subdued pace, interest rates should decline and the Firstar Stellar U.S. Government Income Fund should post excellent returns.

FIRSTAR STELLAR STRATEGIC INCOME FUND

Q Sector performance was negatively impacted in 1998 by international turmoil. How did the markets perform in 1999?

A Treasury securities reached new lows for this cycle in 1998, then quickly reversed course in 1999 due to the return of global economic growth. With growth returning more quickly and stronger than expected, the Federal Reserve decided to raise interest rates to cool the resurgence of potential inflationary pressures. As a result, Treasury yields have increased 1.2% to 1.6% since our annual report last year. Bond yields for agency, corporate and mortgage-backed securities likewise rose, but less severely. The best relative performance in fixed income this year was corporate, mortgage and agency bonds, followed lastly by Treasury securities.

     In the equity area, high dividend yield instruments and value investing remain out of favor. Real estate investment trusts (REIT's) suffered through another difficult and disappointing year. Market fears of overbuilding, limited access to capital markets, and sub-industry specific problems contributed to the negative performance. The best relative returns over the past year were in the apartment and office/industrial group. Weakest performance could be found in hotels and health care groups where total returns were -21% and -31%, respectively. High yielding equities such as utility and preferred shares likewise had a difficult year. Many of these shares now offer valuations relative to the S&P 500*<F3> that have not been seen in over 10 years.

Q    How well did the Fund perform in 1999?

A The investment objective for the Strategic Income Fund is to "generate high current income." Throughout the calendar year 1999, the Fund distributed a total of $0.65 per share despite market yields declining. For investors who purchased the Fund at the beginning of the review period (11/30/98), income distributions equate to a 6.9% yield.

     We accomplished this goal by investing the portfolio in a unique combination of five asset classes: corporate bonds, mortgage-backed, international, equity and REIT securities. Within these broad asset types, the Fund was diversified by issuer, geographic location and industry. Over the longer-term, this high level of diversification serves to protect the portfolio from market dislocations associated with a particular asset class.

     We have also taken steps to improve the Fund's total return (income and price). A more balanced emphasis has benefited shareholders in that total returns for the year are close to the median of the Lipper Flexible Income Fund category** while still providing substantially higher yields. Our decision to limit exposure to higher risk asset classes, remain diversified across industries, and closely monitor fundamental trends helped to limit portfolio volatility. We believe our longer-term focus helps to reduce volatility and leads to competitive long-term results.

Q    What are your expectations for the year 2000?

A We expect the economy to moderate somewhat from its current torrid pace of growth and see marginally higher inflation pressures. We believe the Federal Reserve will increase the Federal funds rate to 5.75% from 5.5% within the first six months. This will likely translate into higher interest rates early in the year, but allow for an improved inflationary outlook later in 2000. As for the fixed income sectors, corporate bonds offer good value compared to Treasury securities. Patient investors will likely be rewarded for focussing on good quality and remaining highly diversified. In particular, we are focussing on the finance and cyclical industries that should benefit from this anticipated environment.

     Equity performance is expected to be generally positive as earnings growth remains positive and lower interest rates support higher price/earnings multiples. Preferred stocks are particularly attractive this year following significant tax-related selling that has pushed yields into double-digit territory. REIT markets offer some of the highest yields available to investors with earnings growth equivalent to the S&P 500, and a price to earnings multiple at 1/3 the overall market. REIT's are subject to periods of underperformance, followed by periods of exceptional growth such as the 1994-1996 period.

     Investors seeking a high level of income in a well diversified portfolio without the use of junk bonds or emerging markets debt will find the Firstar Stellar Strategic Income Fund an attractive investment.

 * Standard & Poor's 500 Stock Index, a composite index of 500 common stocks in industry, transportation, financial and public utility companies, can be used to compare to the total returns of funds whose portfolios are invested primarily in common stocks. This index is unmanaged and investments cannot be made in an index.

** Lipper Analytical Services, Inc., ranks funds in various fund categories by making comparative calculations using total return. Total return assumes the reinvestment of all income dividends and capital gain distributions, if any. Total return is not adjusted for sales charges.

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Firstar Stellar Insured Tax-Free Bond Fund

  Growth of $10,000 Invested in the Firstar Stellar Insured Tax-free Bond Fund

The graph below illustrates the hypothetical investment of $10,000 in the firstar Stellar Insured Tax-Free Bond Fund (the "Fund") from December 30, 1996 (start of performance) to November 30, 1999 compared to the Lehman Brothers Ten Year Insured Bond Index(a) and the lipper insured municipal debt fund average(b).

                 FIRSTAR STELLAR      LEHMAN BROTHERS      LIPPER INSURED
                 INSURED TAX-FREE     TEN YEAR INSURED     MUNICIPAL DEBT
DATE                BOND FUND            BOND INDEX         FUND AVERAGE
12/30/96              $9,550              $10,000             $10,000
11/30/97             $10,210              $10,746             $10,735
11/30/98             $10,945              $11,615             $11,472
11/30/99             $10,821(C)           $11,424             $11,050

   AVERAGE ANNUAL TOTAL RETURN(D) FOR THE PERIOD ENDED NOVEMBER 30, 1999
       One Year                                                  (5.55)%
       Start of Performance (12/30/96)                             2.74%

Past performance is not predictive of future performance. Your investment return and principal value will fluctuate so when shares are redeemed, they may be worth more or less than original cost. Mutual funds are not obligations of or guaranteed by any bank and are not federally insured.

(a) The Lehman Brothers Ten Year Insured Bond Index is an unmanaged index that reflects the total performance of the insured bond sector. Securities in the index must have maturities between 8 and 12 years. The index is not adjusted to reflect sales charges, expenses or other fees that the SEC requires to be reflected in the Fund's performance.

(b) The Lipper Insured Municipal Debt Fund Average represents the average of all the total returns reported by all of the mutual funds designated by Lipper Analytical Services, Inc. as falling into the respective category and is not adjusted to reflect any sales charges. However, these total returns are reported net of expenses or other fees that the SEC requires to be reflected in the Fund's performance.

(c) Represents a hypothetical investment of $10,000 in the Fund after deducting the maximum sales charge of 4.50% ($10,000 investment minus $450 sales charge = $9,550). The Fund's performance assumes the reinvestment of all dividends and distributions. The Lehman Brothers Ten Year Insured Bond Index and the Lipper Insured Municipal Debt Fund Average have been adjusted to reflect reinvestment of dividends on securities in the index and average.

(d)       Total return quoted reflects all applicable sales charges.

Firstar Stellar U.S. Government Income Fund -- A Shares

Growth of $10,000 Invested in Firstar Stellar U.s. Government Income Fund -- A Shares

The graph below illustrates the hypothetical investment of $10,000 in the Firstar Stellar U.s. Government Income Fund -- A Shares (the "Fund") from January 5, 1993 (start of performance) to November 30, 1999 compared to the Lehman Brothers Government/corporate Total Index(a) and the Lipper U.s. Government Fund Average(b).

                FIRSTAR STELLAR
                U.S. GOVERNMENT         LEHMAN BROTHERS         LIPPER U.S.
                 INCOME FUND _       GOVERNMENT/CORPORATE     GOVERNMENT FUND
DATE               A SHARES               TOTAL INDEX             AVERAGE
1/5/93              $9,650                 $10,000                $10,000
11/30/93           $10,397                 $11,057                $10,679
11/30/94           $10,030                 $10,646                $10,178
11/30/95           $11,524                 $12,593                $11,899
11/30/96           $12,038                 $13,297                $12,418
11/30/97           $12,816                 $14,283                $13,229
11/30/98           $13,969                 $15,762                $14,408
11/30/99           $13,643(C)              $15,555                $14,105

   AVERAGE ANNUAL TOTAL RETURN(D) FOR THE PERIOD ENDED NOVEMBER 30, 1999
       One Year                                                  (5.77)%
       Five Year                                                   5.58%
       Start of Performance (1/5/93)                               4.60%

Past performance is not predictive of future performance. Your investment return and principal value will fluctuate so when shares are redeemed, they may be worth more or less than original cost. Mutual funds are not obligations of or guaranteed by any bank and are not federally insured.

 (a) The Lehman Brothers Government/Corporate Total Index is an unmanaged index composed of bonds which have maturities of at least one year and are rated investment grade or higher by Moody's, S&P or Fitch, in that order. The index is not adjusted to reflect sales charges, expenses or other fees that the SEC requires to be reflected in the Fund's performance.

(b) The Lipper U.S. Government Fund Average represents the average of the total returns reported by all of the mutual funds designated by Lipper Analytical Services, Inc. as falling into the respective category and is not adjusted to reflect any sales charges. However, these total returns are reported net of expenses or other fees that the SEC requires to be reflected in the Fund's performance.

(c) Represents a hypothetical investment of $10,000 in the Fund after deducting the maximum sales charge of 3.50% ($10,000 investment minus $350 sales charge = $9,650). The Fund's performance assumes the reinvestment of all dividends and distributions. The Lehman Brothers Government/Corporate Total Index and Lipper U.S. Government Fund Average have been adjusted to reflect reinvestment of dividends on securities in the index and average.

(d)       Total return quoted reflects all applicable sales charges.

Firstar Stellar U.S. Government Income Fund -- B Shares

Growth of $10,000 Invested in Firstar Stellar U.s. Government Income Fund -- B Shares

The graph below illustrates the hypothetical investment of $10,000 in the Firstar Stellar U.S. GOvernment Income Fund -- B Shares (the "Fund") from April 27, 1998 (start of performance) to November 30, 1999 compared to the Lehman Brothers Government/corporate Total Index(a) and the LIpper U.s. Government Fund Average(b).

                 Firstar Stellar
                 U.s. Government        Lehman Brothers            Lipper
                  Income Fund _      Government/corporate     U.s. Government
Date                 B Shares             Total Index           Fund Average
4/27/98              $10,000                $10,000               $10,000
11/30/98             $10,671                $10,703               $10,599
11/30/99             $10,038(C)             $10,563               $10,377

   Average Annual Total Return(d) for the Period Ended November 30, 1999
       One Year                                                  (6.99)%
       Start of Performance (4/27/98)                              0.24%

Past performance is not predictive of future performance. Your investment return and principal value will fluctuate so when shares are redeemed, they may be worth more or less than original cost. Mutual funds are not obligations of or guaranteed by any bank and are not federally insured.

(a) The Lehman Brothers Government/Corporate Total Index is an unmanaged index composed of bonds which have maturities of at least one year and are rated investment grade or higher by Moody's, S&P or Fitch, in that order. The index is not adjusted to reflect sales charges, expenses or other fees that the SEC requires to be reflected in the Fund's performance.

(b) The Lipper U.S. Government Fund Average represents the average of the total returns reported by all of the mutual funds designated by Lipper Analytical Services, Inc. as falling into the respective category and is not adjusted to reflect any sales charges. However, these total returns are reported net of expenses or other fees that the SEC requires to be reflected in the Fund's performance.

(c) Represents a hypothetical investment of $10,000 in the Fund. The ending value of the Fund reflects a 4.00% contingent deferred sales charge on any redemption less than two years from the purchase date. The maximum contingent deferred sales charge is 5.00% on any redemption less than one year from the purchase date. The Fund's performance assumes the reinvestment of all dividends and distributions. The Lehman Brothers Government/Corporate Total Index and Lipper U.S. Government Fund Average have been adjusted to reflect reinvestment of dividends on securities in the index and average.

(d) Total return quoted reflects all applicable contingent deferred sales charges.

Firstar Stellar Strategic Income Fund

      Growth of $10,000 Invested in Firstar Stellar Strategic Income Fund

The graph below illustrates the hypothetical investment of $10,000 in the Firstar Stellar Strategic Income Fund (the "Fund") from December 12, 1994 (start of performance) to November 30, 1999 compared to The Lehman Brothers Government/corporate Total Index.(a)

Date           Firstar Stellar       Lehman Brothers
                  Strategic        Government/corporate
                 Income Fund           Total Index
12/12/94           $10,000               $10,000
11/30/95           $11,271               $11,829
11/30/96           $12,059               $12,490
11/30/97           $13,147               $13,416
11/30/98           $12,863               $14,805
11/30/99           $12,136(b)            $14,611

   Average Annual Total Return(c) for the Period Ended November 30, 1999
       One Year                                                  (9.42)%
       Start of Performance (12/12/94)                             3.97%

Past performance is not predictive of future performance. Your investment return and principal value will fluctuate so when shares are redeemed, they may be worth more or less than original cost. Mutual funds are not obligations of or guaranteed by any bank and are not federally insured.

(a) The Lehman Brothers Government/Corporate Total Index is an unmanaged index composed of bonds which have maturities of at least one year and are rated investment grade or higher by Moody's, S&P or Fitch, in that order. The index is not adjusted to reflect sales charges, expenses or other fees that the SEC requires to be reflected in the Fund's performance.

(b) Represents a hypothetical investment of $10,000 in the Fund. The ending value of the Fund reflects a 1.00% contingent deferred sales charge on any redemption less than five years from the purchase date. The maximum contingent deferred sales charge is 5.00% on any redemption less than one year from the purchase date. The Fund's performance assumes the reinvestment of all dividends and distributions. The Lehman Brothers Government/Corporate Total Index has been adjusted to reflect reinvestment of dividends on securities in the index.

(c)       Total return quoted reflects all applicable contingent deferred sales charges.

Portfolios of Investments

Firstar Stellar Insured Tax-Free Bond Fund      November 30, 1999

Principal Amount
    or Shares                                                            Value
    ---------                                                            -----

Long-term Municipals - 95.9%

Alabama - 5.3%
$1,750,000  Alabama Water PCA, Revenue Bonds,
              (AMBAC INS), 6.70%, 8/15/2006                         $1,815,398
 2,500,000  Alabama Water PCA, Revenue Bonds,
              (AMBAC INS), 5.50%, 8/15/2012                          2,515,775
 2,500,000  Bessemer, AL Water Revenue,
              Revenue Bonds, (AMBAC INS),
              5.75%, 7/1/2016                                        2,504,050
 1,500,000  Jefferson County, AL, Sewer,
              Revenue Bonds, (MBIA INS),
              5.65%, 9/1/2008                                        1,583,760
                                                                  ------------
            Total                                                    8,418,983
                                                                  ------------

Alaska - 3.3%
 1,000,000  Alaska Energy Authority Power,
              Revenue Bonds, Bradley Lake,
              (FSA INS), 6.00%, 7/1/2010                             1,057,350
 4,040,000  Alaska Energy Authority Power,
              Revenue Bonds, Bradley Lake,
              (FSA INS), 6.00%, 7/1/2011                             4,266,159
                                                                  ------------
            Total                                                    5,323,509
                                                                  ------------

Colorado - 0.8%
 1,250,000  Colorado Post-Secondary Education
              Facilities, Revenue Bonds, Auraria
              Foundation Project, (FSA INS),

              5.75%, 9/1/2010                                        1,287,138
                                                                  ------------

Florida - 1.7%
 1,280,000  Florida State Department of
              Transportation, Revenue Bonds,
              (FGIC INS), 5.125%, 7/1/2013                           1,248,166
 1,500,000  Orlando & Orange County Expressway
              Authority, FL, Revenue Bonds,
              (AMBAC INS), 5.375%, 7/1/2008                          1,531,080
                                                                  ------------
            Total                                                    2,779,246
                                                                  ------------

Illinois - 21.7%
 1,080,000  Bolingbrook, IL Residential Mortgage,
              Revenue Bonds, (FGIC INS),
              7.50%, 8/1/2010                                        1,246,806
 1,100,000  Chicago, IL, GO UT, (MBIA INS),
              5.375%, 1/1/2013                                       1,092,300
 2,000,000  Chicago, IL Park District, GO UT,
              (MBIA INS), 5.60%, 1/1/2014                            1,993,140
 1,500,000  Cook County, IL, GO UT, (MBIA INS),
              5.375%, 11/15/2012, Prerefunded

              11/15/2002                                             1,571,385
 2,235,000  Cook County, IL School District No. 97,
              GO UT, (FGIC INS), 9.00%, 12/1/2011                    2,954,245
 1,000,000  Cook County, IL School District No. 123,
              GO LT, (FSA INS), 6.20%, 12/1/2008                     1,080,640
 2,500,000  Illinois Health Facilities Authority,
              Revenue Bonds, Advocate Health Care

              Network, (MBIA INS), 5.80%, 8/15/2016                  2,479,950
 2,225,000  Illinois State, GO UT, (MBIA INS),
              6.10%, 2/1/2017                                        2,263,359
 1,410,000  Illinois State, GO UT, (MBIA INS),
              5.75%, 5/1/2021                                        1,371,874
 2,400,000  McHenry County, IL Community Unit
              School District No. 200, Series A, GO UT,
              (FSA INS), 5.85%, 1/1/2016,
              Prerefunded 1/1/2008                                   2,412,888
 1,000,000  Northern Illinois University, Revenue
             Bonds, (FGIC INS), 5.70%, 4/1/2016                        991,630
 2,500,000  Regional Transportation Authority Series A,
              Revenue Bonds, (AMBAC INS),
              6.00%, 6/1/2009                                        2,680,050
 2,020,000  St. Clair County, IL, GO UT, (FGIC INS),
              6.00%, 10/1/2011                                       2,154,896
 3,045,000  Will County, IL Community Unit School
              District No. 365, GO UT, (FSA INS),
              0.00%, 11/1/2010, principal only                       1,685,560
 2,500,000  Will County, IL Forest Preservation
              District, GO UT, (AMBAC INS),
              6.00%, 12/1/2006                                       2,595,000
 5,805,000  Will County, IL Forest Preservation
              District, GO UT, (FGIC INS),
              6.00%, 12/1/2010                                       6,177,855
                                                                  ------------
            Total                                                   34,751,578
                                                                  ------------

Indiana - 1.3%
 2,000,000  Indiana Transportation Finance
              Authority, Airport Lease, Revenue
              Bonds Series A, (AMBAC INS),

              5.00%, 11/1/2007                                       2,007,060
                                                                  ------------

Kentucky - 1.5%
 2,500,000  Jefferson County, KY HFDA,
              Revenue Bonds, University
              Medical Center, Inc., (MBIA INS),
              5.50%, 7/1/2017                                        2,411,200
                                                                  ------------

Louisiana - 4.0%
 2,030,000  Baton Rouge, LA Sales & Use
              Tax Public Improvements
              Series A, (FGIC INS),
              5.25%, 8/1/2015                                        1,943,096
 1,000,000  Jefferson Parish, LA, Revenue Bonds,
              (AMBAC INS), 5.00%, 11/1/2011                            978,450
 1,000,000  Lafayette, LA Sales Tax Public
              Improvements, Series B, (FGIC INS),
              7.00%, 3/1/2008                                        1,130,540
 1,500,000  Louisiana PFA, Revenue Bonds,
              Tulane University, (MBIA INS),
              5.10%, 11/15/2014                                      1,419,285
 1,000,000  Terrebonne Parish, LA Hospital Service
              District No. 1, Revenue Bonds, Terrebonne
              General Medical Center, (AMBAC INS),

              5.25%, 4/1/2014                                          944,540
                                                                  ------------
            Total                                                    6,415,911
                                                                  ------------

Maine - 2.3%
 4,000,000  Maine Municipal Board Series D,
              (AMBAC INS),  5.35%, 11/1/2017                         3,810,680
                                                                  ------------

Massachusetts - 2.2%
 1,000,000  Martha's Vineyard, MA Series A,
              Revenue Bonds, (FSA INS),
              5.125%, 5/1/2018                                         916,340

Principal Amount
    or Shares                                                            Value
    ---------                                                            -----

Massachusetts (Continued)
 2,500,000  Massachusetts Water Resources
              Authority, Revenue Bonds, (FGIC INS),
              5.40%, 11/1/2011                                       2,604,575
                                                                  ------------
            Total                                                    3,520,915
                                                                  ------------

Michigan - 6.5%
 2,450,000  Dearborn, MI Economic Development
              Corp., Revenue Bonds, Oakwood
              Obligated Group, (FGIC INS),

              5.75%, 11/15/2015                                      2,436,035
 1,200,000  Haslett, MI Public School District, GO UT,
              (MBIA INS),  5.70%, 5/1/2016,
              Prerefunded 5/1/2007                                   1,262,496
 1,000,000  Lanse Creuse, MI Public School District,
              (AMBAC INS), 5.25%, 5/1/2016                             951,860
 2,500,000  Michigan State Comprehensive
              Transportation Board, Revenue Bonds,
              5.75%, 5/15/2004                                       2,609,275
 1,065,000  Richmond, MI Community School District,
              GO UT, School Improvements,
              (AMBAC INS), 5.60%, 5/1/2018,
              Prerefunded 5/1/2006                                   1,111,253
 2,000,000  Ypsilanti, MI School District, GO UT,
              (FGIC INS), 5.60%, 5/1/2012,
              Prerefunded 5/1/2007                                   2,091,820
                                                                  ------------
            Total                                                   10,462,739
                                                                  ------------

Montana - 1.4%
 2,550,000  Montana State Health Facilities Authority,
              Revenue Bonds, Sisters of Charity,
              Leavenworth, (MBIA INS), 5.125%,
              12/1/2018                                              2,322,183
                                                                  ------------

Nebraska - 0.7%
 1,000,000  Omaha, NE Public Power District
              Series B, Electric Revenue Bonds,
              6.00%, 2/1/2007, Escrowed to maturity                  1,066,060
                                                                  ------------

Nevada - 4.9%
 1,000,000  Clark County, NV,  Revenue Bonds,
              (MBIA INS), 5.90%, 6/1/2009,
              Prerefunded 6/1/2009                                   1,059,850
 2,500,000  Clark County, NV School District,
              GO UT, (FGIC INS), 5.75%, 6/15/2010                    2,648,100
 2,500,000  Clark County, NV School District,
              GO UT, (MBIA INS), 5.80%, 6/15/2011                    2,650,175
 1,500,000  Washoe County, NV School District,
              GO UT, (MBIA INS), 5.75%, 6/1/2011                     1,541,280
                                                                  ------------
            Total                                                    7,899,405
                                                                  ------------

Ohio - 13.6%
 2,555,000  Clermont County, OH, GO UT,
              (AMBAC INS), 6.00%, 5/15/2007                          2,681,958
 2,460,000  Cleveland, OH Waterworks, Series H,
              Improvement Revenue Bonds, (MBIA INS),
              5.75%, 1/1/2016, Prerefunded 1/1/2006                  2,619,506
    40,000  Cleveland, OH Waterworks, Series H,
              Improvement Revenue Bonds, (MBIA INS),
              5.75%, 1/1/2016, Unrefunded balance                       40,139
 1,000,000  Columbus, OH Sewer System, Revenue
              Bonds, 6.25%, 6/1/2008                                 1,052,860
 3,500,000  Greater Cleveland Regional Transportation
              Authority, OH, GO UT, (FGIC INS),
              5.65%, 12/1/2016,
              Prerefunded 12/1/2006                                  3,701,355
 1,000,000  Hamilton County, OH Hospital Facilities
              Authority, Revenue Bonds, Children's
              Hospital Medical Center, Cincinnati,
              (FGIC INS), 5.20%, 5/15/2009                           1,004,500
 2,000,000  Montgomery County, OH, Water Revenue
              Bonds, Greater Moraine-Beaver Creek,
              (FGIC INS), 6.25%, 11/15/2012                          2,109,540
 1,000,000  Ohio State Building Authority, Adult
              Correctional Facilities Revenue Bonds,
              Adult Correctional Facilities, (MBIA INS),
              5.70%, 10/1/2006                                       1,050,960
 1,000,000  Ohio State Building Authority, Revenue
              Bonds, State Facilities - Administration

              Building, (MBIA INS), 6.00%, 10/1/2008                 1,056,930
 1,225,000  Ohio State Building Authority, Revenue
              Bonds, State Facilities - Administration

              Building, (MBIA INS), 6.00%, 10/1/2009                 1,289,300
 1,000,000  Ohio State Turnpike Commission Series A,
              (MBIA INS), 5.70%, 2/15/2013                           1,017,930
 2,000,000  Ohio State Water Development Authority,
              Pollution Control Revenue Bonds,
              (MBIA INS), 5.25%, 12/1/2009                           2,024,100
 1,000,000  Ohio State Water Development Authority,
              Revenue Bonds, (AMBAC INS),  5.80%,
              12/1/2011, Escrowed to maturity                        1,059,030
 1,000,000  Sylvania, OH City School District,
              GO UT, (FGIC INS), 5.80%, 12/1/2015                    1,012,320
                                                                  ------------
            Total                                                   21,720,428
                                                                  ------------

Pennsylvania - 3.7%
 1,000,000  Bucks County, PA Water & Sewer
              Authority, Revenue Bonds,
              (FGIC INS), 5.55%, 12/1/2017                             975,020
 2,000,000  Chester Upland School Authority, PA,
              Series A, Revenue Bonds,
              (FSA INS),  5.25%, 9/1/2017                            1,879,940
 1,000,000  Pennsylvania State Higher Education
              Facilities Authority, Series A, Revenue
              Bonds, University of Pennsylvania -
              Health Services, (MBIA INS),
              5.25%, 1/1/2012                                          986,320
 2,000,000  Somerset County, PA General Authority,
              Commonwealth Lease, Revenue Bonds,
              (FGIC INS), 6.60%, 10/15/2002,
              Prerefunded 10/15/2001                                 2,084,280
                                                                  ------------
            Total                                                    5,925,560
                                                                  ------------

Tennessee - 1.9%
 2,900,000  Jackson, TN Water & Sewer,
              Revenue Bonds, 6.30%, 7/1/2011,
              Escrowed to maturity                                   3,054,222
                                                                  ------------

Texas - 7.0%
 2,500,000  Harris County, TX HFDC, Revenue Bonds,
              Memorial Hospital System,
              (MBIA INS), 5.75%, 6/1/2019                            2,421,750

Principal Amount
    or Shares                                                            Value
    ---------                                                            -----

Texas (Continued)
 1,000,000  Houston, TX Water Conveyance System
              Contract, Certificate Participation Series J,
              (AMBAC INS), 6.125%, 12/15/2009                        1,069,200
 2,290,000  Laredo, TX Independent School District,
              GO UT, 6.75%, 8/1/2009                                 2,578,196
 2,500,000  Port Houston Authority, TX Harris
              County, Revenue Bonds, (MBIA INS),
              6.50%, 5/1/2005                                        2,595,000
 2,500,000  Texas Water Development Board,
              Revenue Bonds, 5.50%, 7/15/2010                        2,551,950
                                                                  ------------
            Total                                                   11,216,096
                                                                  ------------

Utah - 3.2%
 2,500,000  Davis County, UT School District, GO UT,
              (MBIA INS), 5.70%, 6/1/2007                            2,621,075
 2,400,000  Jordan, UT School District, GO UT, 5.90%,
              6/15/2004, Prerefunded 12/1/2004                       2,498,064
                                                                  ------------
            Total                                                    5,119,139
                                                                  ------------

Virginia - 0.7%
 1,000,000  Chesapeake Bay Bridge & Tunnel
              District, VA, Revenue Bonds, (FGIC INS),
              5.60%, 7/1/2007                                        1,044,180
                                                                  ------------

Washington - 3.3%
 2,500,000  Seattle, WA Municipal Lighting & Power,
              Revenue Bonds, 6.10%, 7/1/2005,
              Prerefunded 7/1/2004                                   2,688,000
   330,000  Tacoma, WA Electric System,
              Revenue Bonds, (AMBAC INS),
              6.15%, 1/1/2008                                          347,437
 2,170,000  Tacoma, WA Electric System,
              Revenue Bonds, (AMBAC INS),
              6.15%, 1/1/2008, Prerefunded                           2,273,422
                                                                  ------------
            Total                                                    5,308,859
                                                                  ------------

Washington, D.C. - 0.8%
 1,350,000  District of Columbia, Revenue Bonds,
              Association of American Medical
              Colleges, (AMBAC INS),
              5.375%, 2/15/2017                                      1,277,397
                                                                  ------------
Wisconsin - 4.1%
 2,460,000  Wisconsin Health and Educational
              Facilities Authority, Revenue Bonds,
              Aurora Medical Group, (FSA INS),
              5.60%, 11/15/2016                                      2,385,339
 2,000,000  Wisconsin Health and Educational
              Facilities Authority, Revenue Bonds,
              Meriter Hospital, Inc., (MBIA INS),
              6.00%, 12/1/2017                                       2,007,580
 2,095,000  Wisconsin State, GO UT, (FGIC INS),
              5.50%, 5/1/2010                                        2,138,995
                                                                  ------------
            Total                                                    6,531,914
                                                                  ------------
Total Long-term Municipals
  (identified cost $153,424,133)                                   153,674,402
                                                                  ------------
Mutual Funds - 2.4%
   892,754  SEI Tax Exempt Money Market Fund                           892,754
 2,892,204  Tax-Free Inv. Co.                                        2,892,204
                                                                  ------------
Total Mutual Funds
  (identified cost $3,784,958)                                       3,784,958
                                                                  ------------
Total Investments - 98.3%
  (identified cost $157,209,091)                                   157,459,360
                                                                  ------------
Other Assets, Less Liabilities - 1.7%                                2,796,243
                                                                  ------------
Total Net Assets - 100.0%                                         $160,255,603
                                                                  ------------
                                                                  ------------

                      (See Notes to Financial Statements.)

Firstar Stellar U.S. Government Income Fund        November 30, 1999

Principal Amount                                                        Value
----------------                                                        -----

Corporate Bonds - 31.7%

Automobile - 1.2%
$2,250,000  Ford Motor Co., 6.375%, 2/1/2029                        $1,928,475
                                                                  ------------

Banking - 3.7%
 3,000,000  Citigroup Inc., 9.50%, 3/1/2002                          3,166,077
 2,000,000  First Union Corp., 6.625%, 6/15/2004                     1,964,764
 1,000,000  Huntington National Bank,
              6.75%, 6/15/2003                                         999,388
                                                                  ------------
            Total                                                    6,130,229
                                                                  ------------

Chemicals - 0.5%
   849,804  Dow Chemical Co., 7.60%, 1/2/2002                          856,242
                                                                  ------------

Defense - 1.2%
 2,000,000  Martin Marietta Corp., 6.50%, 4/15/2003                  1,941,804
                                                                  ------------

Electronics - 0.4%
   750,000  Motorola, Inc., 6.50%, 11/15/2028                          658,877
                                                                  ------------

Energy Services - 1.2%
 2,000,000  Halliburton Co., 6.30%, 8/5/2002                         1,973,028
                                                                  ------------

Finance - 7.4%
 1,750,000  Associates Corp. of North America,
              5.50%, 2/15/2004                                       1,658,479
 1,750,000  Bear Stearns Companies Inc. (The),
              6.45%, 8/1/2002                                        1,728,296
   850,000  Chevron Capital USA, Inc.,
              7.45%, 8/15/2004                                         858,218
   500,000  Ford Motor Credit Corp.,
              6.11%, 12/28/2001                                        494,291
 1,500,000  General Electric Global Insurance

              Holding Corp., 7.00%, 2/15/2026                        1,402,760
 1,000,000  Goldman Sachs Group,
              6.65%, 5/15/2009                                         948,811
   250,000  International Lease Finance Corp.,
              8.375%, 12/15/2004                                       263,298
 2,000,000  Merrill Lynch & Co., Inc.,
              6.00%, 2/17/2009                                       1,827,606
 1,500,000  Morgan Stanley Dean Witter & Co.,
              5.625%, 1/20/2004                                      1,429,703
 1,500,000  Sears Roebuck Acceptance Corp.,
              7.00%, 6/15/2007                                       1,443,099
                                                                  ------------
            Total                                                   12,054,561
                                                                  ------------

Household Products - 0.6%
 1,000,000  Procter & Gamble Co., 7.375%, 3/1/2023                     967,841
                                                                  ------------

Industrial - 1.3%
 2,200,000  Fort James Corp., 6.625%, 9/15/2004                      2,134,233
                                                                  ------------

International - 1.6%
   100,000  Koninklijke Philips Electronics NV,
              8.375%, 9/15/2006                                        105,043
 2,000,000  TransCanada PipeLines Ltd.,
              9.125%, 4/20/2006                                      2,150,640
   430,000  TransCanada PipeLines Ltd.,
              8.625%, 5/15/2012                                        467,514
                                                                  ------------
            Total                                                    2,723,197
                                                                  ------------

Oil - 3.6%

 1,000,000  Ashland Inc., 7.90%, 8/5/2006                            1,007,028
 1,750,000  Enron Corp., 7.625%, 9/10/2004                           1,774,663
 3,000,000  Occidental Petroleum Corp.,
              8.50%, 11/9/2001                                       3,079,650
                                                                  ------------
            Total                                                    5,861,341
                                                                  ------------

Real Estate Investment Trusts - 1.7%
 1,000,000  Highwoods Forsyth LP, 7.19%, 6/15/2004                     942,447
 1,000,000  Irvine Apartment Communities, Inc.,
              7.00%, 10/1/2007                                         893,708
 1,000,000  Post Apartment Homes LP,
              7.30%, 4/1/2004                                          998,439
                                                                  ------------
            Total                                                    2,834,594
                                                                  ------------

Retail - 2.3%
 2,000,000  May Department Stores Company (The),
              6.70%, 9/15/2028                                       1,792,988
 1,000,000  Safeway, Inc., 5.875%, 11/15/2001                          981,504
 1,000,000  Safeway, Inc., 7.50%, 9/15/2009                          1,001,367
                                                                  ------------
            Total                                                    3,775,859
                                                                  ------------

Telecommunications - 2.0%
 2,000,000  GTE California, Inc., 5.50%, 1/15/2009                   1,757,440
 1,500,000  GTE Corp., 7.83%, 5/1/2023                               1,460,760
                                                                  ------------
            Total                                                    3,218,200
                                                                  ------------

Utilities - Electric - 3.0% 500,000 Northern Illinois Gas Co.,

              7.26%, 10/15/2025                                        461,352
 4,500,000  ENSEARCH Corp., 6.25%, 1/1/2003                          4,390,735
                                                                  ------------
            Total                                                    4,852,087
                                                                  ------------

Total Corporate Bonds
  (IDENTIFIED COST $53,784,863)                                     51,910,568
                                                                  ------------

Government Agencies - 34.8%

FANNIE MAE - 16.8%
 3,000,000  5.41%, 12/15/2003                                        2,879,898
12,318,000  5.125%, 2/13/2004                                       11,676,294
 1,000,000  6.50%, 4/29/2009                                           948,451
 3,000,000  6.625%, 9/15/2009                                        2,964,177
 5,000,000  6.00%, 2/25/2011, REMIC,
              Series 1996-21-PK                                      4,687,969
   273,425  6.00%, 8/1/2013                                            260,218
 4,250,000  6.50%, 4/25/2023, REMIC,
              Series 1993-210-PL                                     4,063,064
                                                                  ------------
            Total                                                   27,480,071
                                                                  ------------

Federal Home Loan Bank - 14.4%
 6,000,000  5.475%, 3/15/2001                                        5,952,306
 5,000,000  5.875%, 8/15/2001                                        4,971,940
 5,500,000  6.00%, 8/15/2002                                         5,450,885
 1,500,000  5.40%, 1/15/2003                                         1,457,440
 1,000,000  5.038%, 10/14/2008                                         886,224
 2,000,000  5.705%, 3/2/2009                                         1,854,514
 3,000,000  6.30%, 6/3/2009                                          2,896,302
                                                                  ------------
            Total                                                   23,469,611
                                                                  ------------

Freddie Mac - 3.6%
 2,075,000  6.22%, 3/24/2003                                         2,061,307
 2,000,000  7.585%, 9/19/2006                                        2,004,418
 2,000,000  6.50%, 3/15/2026                                         1,825,294
                                                                  ------------
            Total                                                    5,891,019
                                                                  ------------

Total Government Agencies
  (identified cost $57,813,246)                                     56,840,701
                                                                  ------------

Principal Amount                                                        Value
----------------                                                        -----

U.S. Treasuries - 32.0%

U.S. Treasury Bonds - 22.1%
 2,000,000  6.00%, 8/15/2009                                         1,975,626
 5,400,000  9.875%, 11/15/2015                                       7,095,940
 1,500,000  9.00%, 11/15/2018                                        1,880,625
 3,500,000  8.125%, 8/15/2019                                        4,074,220
 4,250,000  8.75%, 5/15/2020                                         5,256,719
 6,250,000  6.75%, 8/15/2026                                         6,429,688
 7,500,000  6.125%, 11/15/2027                                       7,148,437
 2,250,000  6.125%, 8/15/2029                                        2,202,188
                                                                  ------------
            Total                                                   36,063,443
                                                                  ------------

U.S. Treasury Notes - 9.4%
 2,000,000  6.50%, 5/31/2001                                         2,015,626
 3,000,000  5.875%, 10/31/2001                                       2,993,439
 7,000,000  7.50%, 5/15/2002                                         7,231,875
 3,000,000  7.00%, 7/15/2006                                         3,117,189
                                                                  ------------
            Total                                                   15,358,129
                                                                  ------------

U.S. Treasury Strips - 0.5%
 5,000,000  0.00%, 11/15/2027, principal only                          861,580
                                                                  ------------
Total U.s. Treasuries
  (identified cost $54,799,422)                                     52,283,152
                                                                  ------------

Short-term Investment - 0.1%

Repurchase Agreement - 0.1%
   233,000  Donaldson, Lufkin and Jenrette
              Securities Corp., 5.70%,
              dated 11/30/1999, due 12/1/1999,
              repurchase price $233,037
              (Collateralized  by U.S.
              Government Securities)                                   233,000
                                                                  ------------
Total Short-term Investment
  (identified cost $233,000)                                           233,000
                                                                  ------------
Total Investments - 98.6%
  (identified cost $166,630,531)                                   161,267,421
                                                                  ------------
Other Assets, Less Liabilities - 1.4%                                2,285,855
                                                                  ------------
Total Net Assets - 100.0%                                         $163,553,276
                                                                  ------------
                                                                  ------------

 Contracts                                                               Value
 ---------                                                               -----
Schedule of Put Options Written
       100  Chicago Board Options Exchange 30-Year
              Treasury Bond Index, expires 12/18/1999,
              exercise price $65                                       $23,125
                                                                  ------------
Total Put Options Written
  (premiums received $27,099)                                          $23,125
                                                                  ------------
                                                                  ------------

                      (See Notes to Financial Statements.)

Firstar Stellar Strategic Income Fund     November 30, 1999

SHARES                                                                     VALUE
------                                                                     -----

Domestic Equity - 9.0%

Common Stocks - 3.2%

Banking & FINANCE - 0.6%
    10,000  Banc One Corp.                                            $352,500
    15,000  KeyCorp                                                    405,000
    10,000  National City Corp.                                        249,375
                                                                  ------------
            Total                                                    1,006,875
                                                                  ------------

Utilities - 2.6%
    32,500  Central and South West Corp.                               650,000
    10,000  Duke Energy Corp.                                          506,875
    46,900  Gpu, Inc.                                                1,500,800
    10,000  Pg & E Corp.                                               223,750
    35,000  Texas Utilities Co.                                      1,253,438
                                                                  ------------
            Total                                                    4,134,863
                                                                  ------------

Total Common Stocks
  (identified cost $6,309,035)                                       5,141,738
                                                                  ------------

Preferred Stocks - 5.8%

Energy - 1.0%
    68,200  Enron Capital Trust I, $2.08                             1,611,225
                                                                  ------------

Finance - 3.9%
    80,000  Citigroup Capital Trust I, $2.00                         1,985,000
    40,000  Merrill Capital Trust V, $1.82                             877,500
   136,500  PLC Capital Trust I, Series B, $2.06                     3,267,469
    10,000  Sears, Roebuck Acceptance Corp., $1.74                     205,000
                                                                  ------------
            Total                                                    6,334,969
                                                                  ------------

Telecommunications - 0.4%
    30,000  MCI Capital I, Series A, $2.00                             721,875
                                                                  ------------

Utilities - 0.5%
    32,500  Alabama Power Capital Trust II, $1.90                      747,500
                                                                  ------------

Total Preferred Stocks
  (identified cost $10,136,505)                                      9,415,569
                                                                  ------------

Total Domestic Equity
  (identified cost $16,445,540)                                     14,557,307
                                                                  ------------

Shares or Principal Amount                                               Value
--------------------------                                               -----

Real Estate Investment Trusts - 17.9%
    10,000  Archstone Communities Trust                                200,625
    20,000  Archstone Communities Trust, Pfd., $2.19                   410,000
    55,000  Bedford Property Investors, Inc.                           941,875
    45,000  Brandywine Realty Trust                                    756,563
    60,000  CarrAmerica Realty Corp.                                 1,245,000
    70,000  Crescent Real Estate Equities Co.                        1,185,625
   130,000  Developers Diversified Realty Corp.                      1,811,875
     5,000  Equity Residential Properties Trust                        200,938
    30,000  Equity Residential Properties Trust,
              Pfd., $1.81                                              580,312
    84,637  Healthcare Realty Trust, Inc.                            1,401,800
    23,000  Highwoods Properties, Inc., Pfd., $2.00                    386,688
    55,000  Hospitality Properties Trust                             1,017,500
    17,500  JDN Realty Corp.                                           287,656
    42,100  Kimco Realty Corp., Cumulative
              Pfd., $2.13                                              920,938
    20,000  Koger Equity, Inc.                                         313,750
   208,500  LaSalle Hotel Properties                                 2,475,937
   162,000  Lexington Corporate Properties Trust                     1,711,125
    70,000  Liberty Property Trust                                   1,596,875
    30,000  Pacific Gulf Properties Inc.                               603,750
    84,356  Pennsylvania Real Estate Investment Trust                1,439,324
    40,000  Prime Retail, Inc.                                         255,000
    45,000  Public Storage, Inc., Pfd., Series F, $2.44              1,153,125
   185,000  RFS Hotel Investors, Inc.                                2,058,125
    69,800  Realty Income Corp.                                      1,522,513
    20,000  Reckson Associates Realty Corp.                            403,750
   196,000  Sizeler Property Investors, Inc.                         1,604,750
    21,000  Spieker Properties, Inc.                                   735,000
    20,000  Storage USA, Inc.                                          540,000
   114,000  Winston Hotels, Inc.                                       969,000
                                                                  ------------
Total Real Estate Investment Trusts
  (identified cost $34,668,921)                                     28,729,419
                                                                  ------------

Corporate Bonds - 41.0%

Automotive - 1.8%
$2,925,000  Ford Motor Co., 7.50%, 8/1/2026                          2,878,311
                                                                  ------------

Banks & SAVINGS INSTITUTIONS - 2.1%
   500,000  Capital Holding Corp., 9.25%, 5/7/2001                     512,777
 3,000,000  Citicorp, 7.25%, 10/15/2011                              2,951,154
                                                                  ------------
            Total                                                    3,463,931
                                                                  ------------

Computers - 2.0%
 3,500,000  Dell Computer Corp., 7.10%, 4/15/2028                    3,262,126
                                                                  ------------

Diversified Energy - 1.3% 2,000,000 Occidental Petroleum Corp.,

               10.69%, 7/27/2000                                     2,050,750
                                                                  ------------

Electronics - 0.6%
 1,000,000  Loral Corp., 7.625%, 6/15/2025                             911,276
                                                                  ------------

Energy - 3.9%
   750,000  Ashland Inc., Series F, 7.90%, 8/5/2006                    755,271
 1,500,000  Ashland Inc., 7.78%, 9/19/2016                           1,430,781
 2,000,000  Atlantic Richfield Co., Series B,
              8.60%, 5/15/2012                                       2,211,244
   500,000  Chevron Capital USA, Inc.,
              7.45%, 8/15/2004                                         504,834
 1,000,000  Coastal Corp., 9.625%, 5/15/2012                         1,149,574
   289,000  Duke Energy Corp., 7.875%, 5/1/2024                        292,197
                                                                  ------------
            Total                                                    6,343,901
                                                                  ------------

Finance - 8.9%
 4,000,000  Banc One Corp., 8.00%, 4/29/2027                         4,093,112
 1,000,000  Citigroup Inc., 9.50%, 3/1/2002                          1,055,359
 1,500,000  International Lease Finance Corp.,
              8.375%, 12/15/2004                                     1,579,791
 3,500,000  Lehman Brothers Holdings, Inc.,
              7.25%, 10/15/2003                                      3,498,551
 4,150,000  NationsBank Capital Trust IV,
              8.25%, 4/15/2027                                       4,093,934
                                                                  ------------
            Total                                                   14,320,747
                                                                  ------------

Grocery Store - Retail - 1.3%
 2,000,000  Safeway, Inc., Medium Term Note,
              8.57%, 4/1/2003                                        2,090,174
                                                                  ------------

Household Products - 1.2%
 2,000,000  Procter & Gamble Co., 7.375%, 3/1/2023                   1,935,682
                                                                  ------------

Industrial - 2.4% 2,000,000 Lockheed Martin Corp.,

              7.875%, 3/15/2023                                      1,776,852
 2,000,000  Weyerhaeuser Co., 7.50%, 3/1/2013                        1,997,742
                                                                  ------------
            Total                                                    3,774,594
                                                                  ------------

Shares or Principal Amount                                               Value
--------------------------                                               -----

INSURANCE - 1.3%
 2,000,000  Ohio National Life Insurance Co.,
              8.875%, 7/15/2004                                      2,107,144
                                                                  ------------
Real Estate Investment Trusts - 6.6% 2,000,000 AvalonBay Communities, Inc.,

              6.80%, 7/15/2006                                       1,883,616
 2,000,000  EOP Operating LP,
              6.763%, 6/15/2007                                      1,875,750
 2,000,000  Highwoods Forsyth LP, 7.19%,
              6/15/2004                                              1,884,894
 1,125,000  Irvine Apartment Communities, Inc.,
              7.00%, 10/1/2007                                       1,005,421
 1,000,000  Post Apartment Homes LP,
              7.30%, 4/1/2004                                          998,439
 2,000,000  Spieker Properties, Inc.,
              8.00%, 7/19/2005                                       1,992,842
 1,000,000  Spieker Properties, Inc.,
              7.35%, 12/1/2017                                         892,271
                                                                  ------------
            Total                                                   10,533,233
                                                                  ------------

Retail & APPAREL - 3.7%
 2,250,000  Federated Department Stores, Inc.,
              7.45%, 7/15/2017                                       2,184,932
 1,000,000  May Department Stores Company (The),
              7.625%, 8/15/2013                                      1,019,427
 1,050,000  Penney (J.C.) Co., Inc., 9.45%, 7/15/2002                1,038,873
 1,000,000  Penney (J.C.) Co., Inc., 7.95%, 4/1/2017                   897,296
   725,000  Sears, Roebuck & Co., 8.66%, 10/2/2006                     756,191
                                                                  ------------
            Total                                                    5,896,719
                                                                  ------------

Telecommunications - 2.1%
 3,500,000  GTE Corp., 7.83%, 5/1/2023                               3,408,440
                                                                  ------------

Tobacco - 0.6%
 1,017,000  Philip Morris Cos., Inc.,
              7.125%, 8/15/2002                                      1,000,457
                                                                  ------------

Utilities - 1.2%
 2,000,000  Northern Illinois Gas Co.,
              7.26%, 10/15/2025                                      1,845,408
                                                                  ------------

Total Corporate Bonds
  (identified cost $69,981,846)                                     65,822,893
                                                                  ------------

International Securities - 13.4%

Closed-end Investment Companies - 2.3%
   265,000  Dresdner RCM Global Strategic

              Income Fund, Inc.                                      1,606,562
   220,000  First Commonwealth Fund Inc.                             2,145,000
                                                                  ------------
            Total                                                    3,751,562
                                                                  ------------

Electronics - 0.7%
$1,000,000  Koninklijke Philips Electronics NV,
              8.375%, 9/15/2006                                      1,050,435
                                                                  ------------

Finance - 6.9%
 3,700,000  ABN-AMRO Bank NV, New York,
              7.75%, 5/15/2023                                       3,709,883
 3,000,000  Societe Generale, New York,
              7.40%, 6/1/2006                                        2,990,052
 4,500,000  Zurich Capital Trust, 8.376%, 6/1/2037                   4,400,010
                                                                  ------------
            Total                                                   11,099,945
                                                                  ------------

International Oil - 3.5% 154,300 TransCanada PipeLines Ltd.,

              Pfd., $2.13                                            3,703,200
$1,645,000  TransCanada PipeLines Ltd.,
              9.875%, 1/1/2021                                       1,937,234
                                                                  ------------
            Total                                                    5,640,434
                                                                  ------------

Total International Securities
  (identified cost $24,325,867)                                     21,542,376
                                                                  ------------

Mortgage-backed Securities - 17.5%

Fannie Mae - 1.3%
   265,526  7.00%, 11/1/2006                                           265,358
   358,223  7.50%, 4/1/2007                                            362,090
   264,386  8.40%, REMIC, 8/25/2019                                    271,729
   571,199  7.50%, REMIC, 5/25/2020                                    570,516
   634,257  9.50%, REMIC, 6/25/2020                                    662,996
                                                                  ------------
            Total                                                    2,132,689
                                                                  ------------

Federal Home Loan Bank - 0.8%
    38,543  11.00%, 4/1/2003                                            39,147
   390,602  9.00%, 5/1/2021                                            411,745
   840,042  8.50%, 6/1/2024                                            873,378
                                                                  ------------
            Total                                                    1,324,270
                                                                  ------------

Freddie Mac - 5.6%
   670,000  10.00%, REMIC, 12/15/2020                                  705,825
 2,000,000  10.00%, REMIC, 1/15/2021                                 2,159,903
   850,982  7.50%, REMIC, 7/15/2021                                    857,403
 3,250,000  7.00%, REMIC, 1/15/2022                                  3,150,925
 2,000,000  7.50%, REMIC, 5/20/2024                                  2,009,785
                                                                  ------------
            Total                                                    8,883,841
                                                                  ------------

Ginnie Mae - 9.8%
    66,301  9.00%, 7/15/2016                                            70,117
   227,906  9.00%, 1/15/2022                                           240,344
 4,000,000  7.50%, REMIC, 5/16/2023                                  4,036,818
   359,430  8.00%, 11/20/2026                                          364,482
   541,923  7.50%, 12/15/2026                                          541,304
 1,084,126  7.50%, 2/20/2027                                         1,078,976
 2,098,436  7.50%, 6/15/2027                                         2,095,390
 2,874,525  6.50%, 12/20/2028                                        2,727,508
 4,980,831  6.00%, 5/15/2029                                         4,597,822
                                                                  ------------
            Total                                                   15,752,761
                                                                  ------------

Total Mortgage-backed Securities
  (identified cost $28,937,645)                                     28,093,561
                                                                  ------------

Options Purchased - 0.0%

Call Options - 0.0%
       200  USX-Marathon Group, expires

              12/18/1999, exercise price $30                             3,750
                                                                  ------------

Put Options - 0.0%
        50  American International Group, Inc.,
              expires 12/18/1999, exercise price $80                     1,250
       100  GTE Corp., expires 1/22/2000,
              exercise price $60                                         1,562
                                                                  ------------
            Total                                                        2,812
                                                                  ------------

Total Options Purchased
  (identified cost $38,800)                                              6,562
                                                                  ------------

Shares or Principal Amount                                               Value
--------------------------                                               -----

Short-term Investment - 0.2%

Repurchase Agreement - 0.2%
  $270,000  Donaldson, Lufkin and Jenrette Securities
              Corp., 5.70%, dated 11/30/1999, due
              12/1/1999, repurchase price $270,043
              (Collateralized by U.S. Government
              Securities)                                              270,000
                                                                  ------------

Total Short-term Investment
  (identified cost $270,000)                                           270,000
                                                                  ------------

Total Investments - 99.0%
  (identified cost $174,668,619)                                   159,022,118
                                                                  ------------

Other Assets, Less Liabilities - 1.0%                                1,583,418
                                                                  ------------
Total Net Assets - 100.0%                                         $160,605,536
                                                                  ------------
                                                                  ------------

Schedule of Call Options Written
       100  Hospitality Properties Trust,
              expires 12/18/1999, exercise price $25                    $2,500
        50  Chicago Board Options Exchange
              30-Year Treasury Bond Index,
              expires 12/18/1999, exercise price $62.50                  4,063
                                                                  ------------
Total Call Options Written
  (premiums received $13,875)                                            6,563
                                                                  ------------

Schedule of Put Options Written
        50  Chicago Board Options Exchange
              30-Year Treasury Bond Index,
              expires 12/18/1999, exercise price $62.50                  2,500
        50  Dayton-Hudson Corp., expires 1/22/2000,
              exercise price $60                                         4,219
       100  GTE Corp., expires 1/22/2000,
              exercise price $65                                         7,812
        50  Kohl's Corp., expires 1/22/2000,
              exercise price $60                                         3,437
                                                                  ------------

Total Put Options Written
  (premiums received $33,686)                                           17,968
                                                                  ------------

Total Options Written
  (premiums received $47,561)                                          $24,531
                                                                  ------------
                                                                  ------------



Abbreviations to Portfolios of Investments

The following abbreviations are used in these portfolios:

AMBAC -- American Municipal Bond Assurance Corporation
FGIC -- Financial Guaranty Insurance Company
FSA -- Financial Security Assurance
GO -- General Obligation
HFDA -- Health Facility Development Authority
HFDC -- Health Facility Development Corporation
INS -- Insured
LP -- Limited Partnership
LT -- Limited Tax
MBIA -- Municipal Bond Investors Assurance
PCA -- Pollution Control Authority
PFD -- Preferred
REMIC -- Real Estate Mortgage Investment Conduit
UT -- Unlimited Tax

                      (See Notes to Financial Statements.)

Statements of Assets and Liabilities

November 30, 1999


                                                                   Firstar Stellar     Firstar Stellar     Firstar Stellar
                                                                       Insured         U.S. Government        Strategic
                                                                       Tax-Free             Income              Income
                                                                      Bond Fund              Fund                Fund
                                                                   ---------------     ---------------     ---------------
Assets:

   Total investments in securities, at value                        $157,459,360        $161,267,421        $159,022,118
   Cash                                                                   45,420              98,356              57,485
   Income receivable                                                   2,779,476           2,348,766           1,941,057
   Receivable for investments sold                                            --             988,437              93,297
   Receivable for Fund shares sold                                       167,000              53,319              22,147
   Other assets                                                           12,374              10,341              24,996
                                                                    ------------        ------------        ------------
       Total assets                                                  160,463,630         164,766,640         161,161,100
                                                                    ------------        ------------        ------------

Liabilities:
   Payable for Fund shares redeemed                                       50,475              80,863             311,484
   Income distribution payable                                                --             937,865                  --
   Options written, at value                                                  --              23,125              24,531
   Payable to affiliates                                                 139,351             149,943             202,196
   Accrued expenses                                                       18,201              21,568              17,353
                                                                    ------------        ------------        ------------
       Total liabilities                                                 208,027           1,213,364             555,564
                                                                    ------------        ------------        ------------

Net Assets                                                          $160,255,603        $163,553,276        $160,605,536
                                                                    ------------        ------------        ------------
                                                                    ------------        ------------        ------------
Net Assets Consist Of:
   Paid in capital                                                  $159,907,324        $170,176,069        $198,740,230
   Accumulated undistributed net investment income                         6,511                  --                 362
   Accumulated undistributed net realized gain (loss)
       on investments and options                                         91,499          (1,263,657)        (22,511,585)
   Net unrealized appreciation (depreciation) on
       investments and options                                           250,269          (5,359,136)        (15,623,471)
                                                                    ------------        ------------        ------------
       Total net assets                                             $160,255,603        $163,553,276        $160,605,536
                                                                    ------------        ------------        ------------
                                                                    ------------        ------------        ------------

Net Assets:
   A Shares                                                         $160,255,603        $162,523,239                  --
   B Shares                                                                   --           1,030,037        $160,605,536
                                                                    ------------        ------------        ------------
       Total net assets                                             $160,255,603        $163,553,276        $160,605,536
                                                                    ------------        ------------        ------------
                                                                    ------------        ------------        ------------

Shares Outstanding:
   A Shares                                                           16,162,407          17,247,638                  --
   B Shares                                                                   --             109,383          18,846,601
                                                                    ------------        ------------        ------------
       Total shares outstanding                                       16,162,407          17,357,021          18,846,601
                                                                    ------------        ------------        ------------
                                                                    ------------        ------------        ------------

Net Asset Value Per Share:
   A Shares                                                                $9.92               $9.42                  --
   B Shares                                                                   --               $9.42               $8.52
                                                                    ------------        ------------        ------------

Offering Price Per Share:
   A Shares                                                               $10.39               $9.76                  --
   B Shares                                                                   --               $9.42               $8.52
                                                                    ------------        ------------        ------------

Redemption Proceeds Per Share:
   A Shares                                                                $9.92               $9.42                  --
   B Shares                                                                   --               $8.95               $8.09
                                                                    ------------        ------------        ------------

Investments, at identified cost                                     $157,209,091        $166,630,531        $174,668,619
                                                                    ------------        ------------        ------------
                                                                    ------------        ------------        ------------
Investments, at tax cost                                            $157,209,091        $166,638,414        $175,490,304
                                                                    ------------        ------------        ------------
                                                                    ------------        ------------        ------------

                      (See Notes to Financial Statements.)

Statements of Operations

Year Ended November 30, 1999


                                                                   Firstar Stellar     Firstar Stellar     Firstar Stellar
                                                                       Insured         U.S. Government        Strategic
                                                                       Tax-Free             Income              Income
                                                                      Bond Fund              Fund                Fund
                                                                   ---------------     ---------------     ---------------
Investment Income:
   Interest income                                                    $8,123,266         $10,066,851          $9,589,829
   Dividend income                                                            --                  --           5,984,563
                                                                     -----------         -----------         -----------
       Total income                                                    8,123,266          10,066,851          15,574,392
                                                                     -----------         -----------         -----------

Expenses:
   Investment advisory fees                                            1,187,196             956,781           1,783,691
   Shareholder services fees                                             395,857             398,727             469,075
   Administration fees                                                   174,122             175,409             206,533
   Portfolio accounting fees                                              57,073              64,189              62,588
   Custodian fees                                                         39,573              39,866              46,939
   Transfer and dividend disbursing agent fees and expenses               36,613              39,977              66,873
   Auditing fees                                                          23,944              20,126              19,027
   Federal and state registration fees                                    16,458              25,321              21,668
   Trustees' fees                                                          6,564               6,500               6,285
   Printing and postage                                                    5,238               6,650              25,889
   Legal fees                                                              1,666               1,264               1,994
   Miscellaneous                                                           2,323               1,835               2,131
                                                                     -----------         -----------         -----------
       Total expenses                                                  1,946,627           1,736,645           2,712,693
                                                                     -----------         -----------         -----------

Waivers--
   Waiver of investment advisory fees                                   (335,685)                 --                  --
   Waiver of shareholder services fees                                  (256,664)           (257,951)           (306,020)
                                                                     -----------         -----------         -----------
       Total  waivers                                                   (592,349)           (257,951)           (306,020)
                                                                     -----------         -----------         -----------

           Net expenses                                                1,354,278           1,478,694           2,406,673
                                                                     -----------         -----------         -----------

               Net investment income                                   6,768,988           8,588,157          13,167,719
                                                                     -----------         -----------         -----------

Realized and Unrealized Gain (Loss) On Investments and Options:
Net realized gain (loss) on investments and options                       92,300            (811,188)        (17,555,019)
Net change in unrealized appreciation (depreciation)
  on investments and options                                          (8,739,502)        (11,492,349)         (5,028,961)
                                                                     -----------         -----------         -----------
Net Realized and Unrealized Loss On Investments and Options           (8,647,202)        (12,303,537)        (22,583,980)
                                                                     -----------         -----------         -----------
Change in Net Assets Resulting From Operations                       $(1,878,214)        $(3,715,380)        $(9,416,261)
                                                                     -----------         -----------         -----------
                                                                     -----------         -----------         -----------

                      (See Notes to Financial Statements.)

Statements of Changes in Net Assets


                                                                                   Firstar Stellar            Firstar Stellar
                                                   Firstar Stellar Insured         U.S. Government               Strategic
                                                      Tax-Free Bond Fund             Income Fund                Income Fund
                                                  -------------------------   -------------------------  -------------------------
                                                   Year Ended    Year Ended   Year Ended    Year Ended    Year Ended    Year Ended
                                                  November 30,  November 30, November 30,  November 30,  November 30,  November 30,
                                                      1999          1998         1999          1998          1999          1998
                                                  ------------  ------------ ------------  ------------  ------------  ------------
Increase (Decrease) in Net Assets
Operations--
Net investment income                             $6,768,988    $6,293,827    $8,588,157   $7,405,285   $13,167,719   $14,128,659
Net realized gain (loss) on investments
   and options                                        92,300       166,776      (811,188)   1,754,333   (17,555,019)   (5,003,385)
Net change in unrealized appreciation
   (depreciation) on investments and options      (8,739,502)    3,424,446   (11,492,349)   2,658,356    (5,028,961)  (14,077,724)
                                                ------------  ------------  ------------ ------------  ------------  ------------
   Change in net assets resulting from operations (1,878,214)    9,885,049    (3,715,380)  11,817,974    (9,416,261)   (4,952,450)
                                                ------------  ------------  ------------ ------------  ------------  ------------

Distributions to Shareholders--
   Distributions from net investment income
       A Shares                                   (6,874,733)   (6,255,253)   (8,553,900)  (7,416,798)           --            --
       B Shares                                           --            --       (44,235)      (7,290)  (13,047,652)  (14,227,658)
   Distributions in excess of
     net investment income
       B Shares                                           --            --            --           --      (142,618)           --
   Distributions from net realized gain on
     investments and options
       A Shares                                     (167,577)     (324,276)           --           --            --            --
       B Shares                                           --            --            --           --            --    (1,593,824)
                                                ------------  ------------  ------------ ------------  ------------  ------------
   Change in net assets from distributions to
       shareholders                               (7,042,310)   (6,579,529)   (8,598,135)  (7,424,088)  (13,190,270)  (15,821,482)
                                                ------------  ------------  ------------ ------------  ------------  ------------

Share Transactions--
Proceeds from sales of shares                     37,245,264    36,272,222    62,147,773   39,578,764    39,163,705    83,977,189
Net asset value of shares issued to shareholders
   in payment of distributions declared              158,664       108,994     3,007,102    2,917,392     3,845,725     5,175,549
Cost of shares redeemed                          (20,459,273)  (16,046,687)  (38,365,710) (35,257,729)  (62,150,941)  (45,437,959)
                                                ------------  ------------  ------------ ------------  ------------  ------------
   Change in net assets from share transactions   16,944,655    20,334,529    26,789,165    7,238,427   (19,141,511)   43,714,779
                                                ------------  ------------  ------------ ------------  ------------  ------------
       Change in net assets                        8,024,131    23,640,049    14,475,650   11,632,313   (41,748,042)   22,940,847
                                                ------------  ------------  ------------ ------------  ------------  ------------

Net Assets:
Beginning of year                                152,231,472   128,591,423   149,077,626  137,445,313   202,353,578   179,412,731
                                                ------------  ------------  ------------ ------------  ------------  ------------
End of year                                     $160,255,603  $152,231,472  $163,553,276 $149,077,626  $160,605,536  $202,353,578
                                                ------------  ------------  ------------ ------------  ------------  ------------
                                                ------------  ------------  ------------ ------------  ------------  ------------

Accumulated undistributed
   net investment income included
   in net assets at end of year                       $6,511      $112,256            --     $116,722          $362            --
                                                ------------  ------------  ------------ ------------  ------------  ------------

                      (See Notes to Financial Statements.)

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

Financial Highlights

(For a share outstanding throughout each period)

                                       Net Realized
                                           and                                     Distributions   Distributions     Distributions
              Net Asset                 Unrealized                 Distributions     in Excess        From Net     in Excess of Net
               Value,        Net      Gain (Loss) On   Total From     From Net         of Net      Realized Gain     Realized Gain
Period Ended  Beginning  Investment    Investments     Investment    Investment      Investment    On Investments   On Investments
November 30,  of Period    Income      and Options     Operations      Income          Income       and Options     and Options (D)
-------------  ---------  ----------   --------------   ----------  -------------   -------------   --------------  ----------------
Firstar Stellar Insured Tax-free Bond Fund
A Shares

1997(a)        $10.00        0.44           0.24           0.68         (0.43)          --              --               --
1998           $10.25        0.46           0.26           0.72         (0.46)          --              (0.02)           --
1999           $10.49        0.44          (0.55)         (0.11)        (0.45)          --              (0.01)           --

Firstar Stellar U.s. Government Income Fund
A Shares
1995            $9.24        0.60           0.74           1.34         (0.60)          --              --               --
1996            $9.98        0.57          (0.15)          0.42         (0.57)          --              --               --
1997            $9.83        0.57           0.04           0.61         (0.57)          --              --               --
1998            $9.87        0.56           0.30           0.86         (0.55)          --              --               --
1999           $10.18        0.52          (0.76)         (0.24)        (0.52)          --              --               --

B Shares

1998(c)         $9.89        0.36           0.29           0.65         (0.36)          --              --               --
1999           $10.18        0.52          (0.76)         (0.24)        (0.52)          --              --               --

Firstar Stellar Strategic Income Fund
B Shares
1995(b)        $10.00        0.69           0.55           1.24         (0.67)          --              (0.04)           (0.00)(h)
1996           $10.53        0.73          (0.04)          0.69         (0.72)          --              --               --
1997           $10.50        0.73           0.18           0.91         (0.74)          --              --               --
1998           $10.67        0.72          (0.94)         (0.22)        (0.73)          --              (0.10)           --
1999            $9.62        0.64          (1.10)         (0.46)        (0.63)          (0.01)          --               --

(a) Reflects operations for the period from December 30, 1996 (date of initial public investment) to November 30, 1997.

(b) Reflects operations for the period from December 12, 1994 (date of initial public investment) to November 30, 1995.

(c) Reflects operations for the period from April 27, 1998 (date of initial public investment) to November 30, 1998.

(d) Distributions are determined in accordance with federal income tax regulations which may differ from generally accepted accounting principles. These distributions did not represent a return of capital for federal income tax purposes.

(e) Based on net asset value, which does not reflect the sales charge or contingent deferred sales charge if applicable.

(f)        Computed on an annualized basis.

(g) This voluntary expense decrease is reflected in both the expense and net investment income ratios.

(h)        Less than one cent per share.

                      (See Notes to Financial Statements.)


                                                        Ratios to Average Net Assets
                                                --------------------------------------------     Net Assets,
                  Net Asset                                   Net             Expense                End         Portfolio
     Total       Value, End        Total                  Investment          Waiver/             of Period      Turnover
 Distributions    of Period   Return (E)       Expenses     Income    Reimbursement (G)         (000 Omitted)      Rate
 -------------   ----------   ---------------  --------   ----------  ----------------------    -------------    ---------

     (0.43)        $10.25          6.91%        0.79%(f)    4.66%(f)           0.45%(f)            $128,591         15%
     (0.48)        $10.49          7.20%        0.79%       4.43%              0.45%               $152,231         14%
     (0.46)         $9.92         (1.13)%       0.86%       4.27%              0.37%               $160,256         15%

     (0.60)         $9.98         14.90%        0.92%       6.23%              0.20%               $109,666        236%
     (0.57)         $9.83          4.46%        0.92%       5.88%              0.20%               $138,874        158%
     (0.57)         $9.87          6.46%        0.89%       5.88%              0.20%               $137,445        140%
     (0.55)        $10.18          9.00%        0.91%       5.51%              0.20%               $148,773         88%
     (0.52)         $9.42         (2.34)%       0.93%       5.38%              0.16%               $162,523        122%

     (0.36)        $10.18          6.71%        0.91%(f)    5.51%(f)           0.20%(f)                $305         88%
     (0.52)         $9.42         (2.36)%       0.93%       5.38%              0.16%                 $1,030        122%

     (0.71)        $10.53         12.71%        1.47%(f)    7.41%(f)           0.30%(f)             $47,513        258%
     (0.72)        $10.50          6.99%        1.36%       7.26%              0.20%               $110,775        201%
     (0.74)        $10.67          9.02%        1.26%       7.13%              0.20%               $179,413        142%
     (0.83)         $9.62         (2.16)%       1.26%       7.19%              0.20%               $202,354        146%
     (0.64)         $8.52         (4.99)%       1.28%       6.95%              0.16%               $160,605         73%

Notes to Financial Statements

November 30, 1999

(1) Organization

Firstar Stellar Funds, formerly Star Funds, (the "Trust") is registered under the Investment Company Act of 1940, as amended (the "Act"), as an open-end management investment company. The Trust consists of ten diversified portfolios and two non-diversified portfolios. The financial statements of the following portfolios (individually referred to as the "Fund", or collectively as the "Funds") are presented herein along with each Fund's investment objective:

PORTFOLIO NAME                                   INVESTMENT OBJECTIVE
--------------------------------------          --------------------------------
Firstar Stellar Insured Tax-                     Provide current income
  which Free Bond Fund is                        exempt from federal
  ("Stellar Tax-Free Bond Fund")                 income tax.

Firstar Stellar U.S. Government                Provide current income.
  Income Fund ("U.S.
  Government Income Fund")

Firstar Stellar Strategic Income Fund          Generate high current income.
  ("Strategic Income Fund")

The financial statements of the Money Market Funds and Stock Funds are presented separately. The assets of each portfolio are segregated and a shareholder's interest is limited to the portfolio in which shares are held.

The Stellar Tax-Free Bond Fund issues one class of shares (A Shares); U.S. Government Income Fund offers two classes of shares, (A Shares and B Shares); and Strategic Income Fund issues one class of shares (B Shares). Class A Shares are subject to an initial sales charge imposed at the time of purchase, in accordance with the Funds' prospectus. The maximum sales charge on Class A Shares in the Stellar Tax-Free Bond Fund is 4.50% of the offering price or 4.71% of the net asset value. The maximum sales charge on Class A Shares in the U.S. Government Income Fund is 3.50% of the offering price or 3.62% of the net asset value. The Class B Shares in the U.S. Government Income Fund and the Strategic Income Fund are subject to a contingent deferred sales charge at the time of redemption, in accordance with the Funds' prospectus. The maximum sales charge is 5% for redemptions in the first year, 4% in the second year, 3% in the third year, 2% in the fourth year, 1% in the fifth year and 0% thereafter.

(2) Significant Accounting Policies

The following is a summary of significant accounting policies consistently followed by the Funds in the preparation of their financial statements. These policies are in conformity with generally accepted accounting principles.

A. Investment Valuations

Equity securities traded on a securities exchange and securities traded in the over-the-counter market are valued at the last reported sales price on the day of valuation; other securities for which no sale was reported on that date, are valued at the last quoted bid price. Corporate and municipal bonds, asset-backed securities and U.S. government securities are valued using the last quoted bid price as furnished by an independent pricing service. Short-term securities with remaining maturities of sixty days or less at the time of purchase are valued at amortized cost, which approximates fair market value. Investments in open-end regulated investment companies are valued at net asset value.

B. Repurchase Agreements

It is the policy of the Funds to require a custodian bank to take possession, to have legally segregated in the Federal Reserve Book Entry System, or to have segregated within the custodian bank's vault, all securities held as collateral under repurchase agreement transactions. Additionally, procedures have been established by the Funds to monitor, on a daily basis, the market value of each repurchase agreement's collateral to ensure that the value of collateral at least equals the repurchase price to be paid under the repurchase agreement transaction.

The Funds will only enter into repurchase agreements with banks and other recognized financial institutions, such as broker/dealers, which are deemed by the Funds' adviser to be creditworthy pursuant to the guidelines and/or standards approved or established by the Board of Trustees (the "Trustees"). Risks may arise from the potential inability of counterparties to honor the terms of the repurchase agreement. Accordingly, the Funds could receive less than the repurchase price on the sale of collateral securities.

C. Investment Income, Expenses and Distributions

Interest income and expenses are accrued daily. Dividend income is recorded on the ex-dividend date. Net investment income, other than class specific expenses, and realized and unrealized gains and losses are allocated daily to each class of shares based upon the relative net asset value of outstanding shares (or the value of dividend-eligible shares, as appropriate) of each class of shares at the beginning of the day (after adjusting for the current day's capital share activity of the respective class). Distributions to shareholders are recorded on the ex-dividend date.

D. Federal Taxes

It is each Fund's policy to comply with the provisions of the Internal Revenue Code, as amended, (the "Code") applicable to regulated investment companies and to distribute to shareholders each year substantially all of its income. Accordingly, no provisions for federal taxes are necessary.

The character of distributions made during the year from net investment income or net realized gain may differ from the characterization for federal income tax purposes due to differences in the recognition of income, expense and gain items for financial statement and tax purposes. Where appropriate, reclassifications between net asset accounts are made for such differences that are permanent in nature. Accordingly, at November 30, 1999, reclassifications were recorded to increase (decrease) accumulated undistributed net investment income by $(106,744) and $22,913; undistributed net realized gain
(loss) on investments and options by $0 and $121,487; and paid in capital by $106,744 and $(144,400) for the U.S. Government Income Fund and the Strategic Income Fund, respectively. There were no adjustments required for the Stellar Tax-Free Bond Fund.

At November 30, 1999, the U.S. Government Income Fund and Strategic Income Fund for federal tax purposes, had capital loss carryforwards, as noted below, which will reduce the Funds' taxable income arising from future net realized gains on investments, if any, to the extent permitted by the Code, and thus will reduce the amount of the distributions to shareholders which would otherwise be necessary to relieve the Funds of any liability for federal tax.

                                           TOTAL CAPITAL-LOSS
        FUND                                  CARRYFORWARD
- ---------------------------                ------------------
U.S. Government Income Fund                     $1,255,773
Strategic Income Fund                          $21,689,538

Pursuant to the Code, the capital loss carryforward for the U.S. Government Income Fund of $451,531 will expire in the year 2004 and $804,242 will expire in the year 2007. The capital loss carryforward for the Strategic Income Fund of $2,607,161 will expire in the year 2006 and $19,082,377 will expire in the year 2007.

E. When-issued and Delayed Delivery Transactions

The Funds may engage in when-issued or delayed delivery transactions. The Funds record when-issued securities on the trade date and maintain security positions such that sufficient liquid assets will be available to make payment for the securities purchased. Securities purchased on a when-issued or delayed delivery basis are marked to market daily and begin earning interest on the settlement date.

F. Option Contracts Written

The Strategic Income Fund and U.S. Government Income Fund may write "covered" call option contracts. The Strategic Income Fund may also write "covered" put options. A written option obligates the Funds to deliver (a call) or to receive (a put) the contract amount upon exercise by the holder of the option. The principal reason for writing call or put options is to obtain, through receipt of premiums, a greater current return than would be realized on underlying securities alone. By writing call options, the Fund may forego potential gains on the underlying security. By writing a put option, the Fund risks becoming obligated to purchase the underlying security for more than its current market price upon exercise. Premiums received from writing options are recorded as a liability and an unrealized gain or loss is measured by the difference between the current value and the premium received. For the year ended November 30, 1999, the U.S. Government Income Fund and Strategic Income Fund had net realized gain (loss) on option contracts both written and purchased of $(91,223) and $708,020, respectively.

The following is a summary of the U.S. Government Income Fund and Strategic Income Fund written options activity:

                                               U.S. GOVERNMENT
                                                 INCOME FUND
                                        ------------------------------
                                        NUMBER OF
                                        CONTRACTS         PROCEEDS*
                                        ---------         --------------
Outstanding at November 30, 1998             --                   --
Contracts opened                          1,000             $163,341
Contracts closed                           (900)            (136,242)
                                         ------             --------
Outstanding at November 30, 1999            100              $27,099
                                         ------             --------
                                         ------             --------

                                            STRATEGIC INCOME FUND
                                        ------------------------------
                                        NUMBER OF
                                        CONTRACTS         PROCEEDS*
                                        ---------         --------------
Outstanding at November 30, 1998          1,100             $147,161
Contracts opened                          8,012            1,280,920
Contracts expired                        (3,319)            (437,194)
Contracts exercised                      (1,194)            (189,026)
Contracts closed                         (4,199)            (754,300)
                                         ------             --------
Outstanding at November 30, 1999            400              $47,561
                                         ------             --------
                                         ------             --------

* Represents premium received less commissions paid.

G. USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts of assets, liabilities, revenues and expenses reported in the financial statements. Actual results could differ from those estimates.

H. Other

Investment transactions are accounted for on the trade date.

(3) Shares of Beneficial Interest

The Declaration of Trust permits the Trustees to issue an unlimited number of full and fractional shares of beneficial interest (without par value). Transactions in Fund shares were as follows:


                                                                               Stellar Tax-free Bond Fund
                                                                       ------------------------------------------
                                                                           Year Ended               Year Ended
a Shares                                                               November 30, 1999        November 30, 1998
--------------------------------------------------------------------    -----------------        -----------------
Shares sold                                                                 3,637,652                3,500,206
Shares issued to shareholders in payment of distributions declared             15,627                   10,504
Shares redeemed                                                            (2,004,702)              (1,545,029)
                                                                          -----------              -----------
     Net change resulting from A Share transactions                         1,648,577                1,965,681
                                                                          -----------              -----------
                                                                          -----------              -----------

                                                                                    U.s. Government Income Fund
                                                                      -------------------------------------------------------
                                                                             Year Ended                    Year Ended
                                                                          November 30, 1999             November 30, 1998
                                                                      -------------------------     -------------------------
A Shares                                                                Shares        Dollars         Shares        Dollars
--------------------------------------------------------------------   ---------     -----------     ---------     -----------
Shares sold                                                           6,289,821     $61,288,573     3,907,526     $39,183,622
Shares issued to shareholders in payment of distributions declared      305,559       2,976,521       290,731       2,911,014
Shares redeemed                                                      (3,955,245)    (38,262,406)   (3,518,765)    (35,148,883)
                                                                     ----------     -----------    ----------     -----------
     Net change resulting from A Share transactions                   2,640,135     $26,002,688       679,492      $6,945,753
                                                                     ----------     -----------    ----------     -----------

                                                                                    U.s. Government Income Fund
                                                                      -------------------------------------------------------
                                                                             Year Ended                   Period Ended
                                                                          November 30, 1999          November 30, 1998*
                                                                      -------------------------     -------------------------
B Shares                                                                Shares        Dollars         Shares        Dollars
--------------------------------------------------------------------   ---------     -----------     ---------     -----------
Shares sold                                                              87,005        $859,200        40,004        $395,142
Shares issued to shareholders in payment of distributions declared        3,161          30,581           630           6,378
Shares redeemed                                                         (10,742)       (103,304)      (10,675)       (108,846)
                                                                      ---------     -----------     ---------      ----------
     Net change resulting from B Share transactions                      79,424         786,477        29,959         292,674
                                                                      ---------     -----------     ---------      ----------
     Net change resulting from Fund Share transactions                2,719,559     $26,789,165       709,451      $7,238,427
                                                                      ---------     -----------     ---------      ----------
                                                                      ---------     -----------     ---------      ----------

* For the period from April 27, 1998 (date of initial public investment) to November 30, 1998.

                                                                                  STRATEGIC INCOME FUND
                                                                       ------------------------------------------
                                                                           YEAR ENDED               YEAR ENDED
B SHARES                                                               NOVEMBER 30, 1999        NOVEMBER 30, 1998
---------------------------------------------------------------------    -----------------        -----------------
Shares sold                                                                 4,275,874                8,201,112
Shares issued to shareholders in payment of distributions declared            423,835                  509,914
Shares redeemed                                                            (6,898,912)              (4,485,446)
                                                                          -----------              -----------
     Net change resulting from B Share transactions                        (2,199,203)               4,225,580
                                                                          -----------              -----------
                                                                          -----------              -----------

(4) Investment Advisory Fees and Other Transactions With Affiliates

A. General

Certain officers of Firstar Bank, N.A. and Firstar Mutual Fund Services, LLC ("Firstar") serve as officers of the Trust. Firstar Bank, N.A. and Firstar are related by virtue of each being a subsidiary of Firstar Corporation.

B. Investment Advisory Fees

Firstar Bank, N.A., the Trust's investment adviser (the "Adviser"), receives for its services an annual investment advisory fee based on a percentage of each Fund's average daily net assets as follows:

        Fund                                  Annual Rate
-----------------------------                 -----------
Stellar Tax-Free Bond Fund                     0.75%
U.S. Government Income Fund                    0.60%
Strategic Income Fund                          0.95%

The Adviser may voluntarily choose to waive a portion of its fee. The Adviser may modify or terminate this voluntary waiver of its advisory fees at any time at its sole discretion.

C. Administrative Fees

Firstar provides the Funds with certain administrative personnel and services. Firstar receives a fee at an annual rate of 0.11% of the average daily net assets of each Fund for the period.

D. Distribution Services Fees

Pursuant to the provisions of a distribution plan adopted in accordance with the Investment Company Act Rule 12b-1 (the "Plan"), A Shares and B Shares of the Trust may pay to the distributor of the Funds an amount computed at an annual rate of 0.25% of the average daily net assets to finance any activity which is principally intended to result in the sale of shares subject to the Plan. Effective April 1, 1999, Edgewood Services, Inc. became the distributor of the Funds. Prior to that date, B.C. Ziegler and Company served as the distributor of the Funds.

The Stellar Tax-Free Bond Fund, U.S. Government Income Fund and Strategic Income Fund are currently not accruing or paying any distribution expenses pursuant to the Plan.

E. Shareholder Services Fees

Under the terms of the Shareholder Services Agreement with Firstar Bank, N.A., each Fund may pay Firstar Bank, N.A. up to 0.25% of average daily net assets of the Funds for the period. Prior to March 1, 1999, Firstar Bank, N.A. limited the shareholder servicing fee to 0.05% of average daily net assets. As of March 1, 1999, the shareholder servicing fee was changed to 0.10% of average daily net assets. The fee paid to Firstar Bank, N.A. is used to finance certain services for shareholders and to maintain shareholder accounts. Firstar Bank, N.A. can modify or terminate this limitation at any time at its sole discretion.

F. Transfer and Dividend Disbursing Agent Fees

Firstar Bank, N.A. serves as transfer and dividend disbursing agent for the Funds. The fee paid to Firstar Bank, N.A. is based on the size, type and number of accounts and transactions made by shareholders.

G. Portfolio Accounting Fees

Firstar is the Funds' accounting services agent. Firstar is responsible for maintaining the Funds' accounting records for which it receives a fee. The fee is based on the level of each Fund's average daily net assets for the period, subject to an annual minimum of $39,000 per Fund, plus out-of-pocket expenses.

H. Custodian fees

Firstar Bank, N.A. is the Funds' custodian for which it receives a fee. The fee is based on the level of each Fund's average daily net assets for the period, plus out-of-pocket expenses.

(5) Investment Transactions

Purchases and sales of investments, excluding short-term securities, for the year ended November 30, 1999, were as follows:


                                                          Purchases                                 Sales
                                          U.s. Government          Other          U.s. Government          Other
                                          ----------------         -----          ---------------          -----
  Stellar Tax-Free Bond Fund                         --         $36,393,312                  --         $22,455,760
  U.S. Government Income Fund              $182,148,071          35,624,332        $154,523,996          35,610,423
  Strategic Income Fund                      15,181,318         119,252,530          22,674,044         126,375,779


                                                     Net Unrealized          Gross               Gross
                                    Cost of           Appreciation         Unrealized          Unrealized
                                  Investments        (Depreciation)       Appreciation        Depreciation
                                  for Federal         for Federal         for Federal         for Federal
                                  Tax Purposes        Tax Purposes        Tax Purposes        Tax Purposes
                                  ------------        ------------        ------------        ------------
Stellar Tax-Free Bond Fund       $157,209,091            $250,269          $2,801,212          $2,550,943
U.S. Government Income Fund       166,638,414          (5,370,993)            371,607           5,742,600
Strategic Income Fund             175,490,304         (16,468,186)            111,893          16,580,079

(6) Distributions to Shareholders (Unaudited)

Net investment income and net realized gains, if any, are distributed to shareholders. For the fiscal year ended November 30, 1999, the Stellar Tax-Free Bond Fund designated $92,300 as long-term capital gains for purposes of the dividends paid deduction. During the year ended November 30, 1999, all of the dividends derived from net investment income paid by the Stellar Tax-Free Bond Fund were "tax-exempt dividends," excludable from gross income for Federal income tax purposes.

Report of Independent Public Accountants

To the Board of Trustees of the Firstar Stellar Funds and the Shareholders of the Firstar Stellar Insured Tax-Free Bond Fund, Firstar Stellar U.S. Government Income Fund, and Firstar Stellar Strategic Income Fund:

We have audited the accompanying statements of assets and liabilities, including the portfolios of investments, of the Firstar Stellar Insured Tax-Free Bond Fund, Firstar Stellar U.S. Government Income Fund, and Firstar Stellar Strategic Income Fund (three of the portfolios constituting the Firstar Stellar Funds, a Massachusetts business trust (the "Trust")) as of November 30, 1999, the related statements of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for the periods indicated. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of November 30, 1999, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Firstar Stellar Insured Tax-Free Bond Fund, Firstar Stellar U.S. Government Income Fund, and Firstar Stellar Strategic Income Fund of the Firstar Stellar Funds as of November 30, 1999, and the results of their operations for the year then ended, the changes in their net assets for the two years in the period then ended, and their financial highlights for the periods indicated, in conformity with generally accepted accounting principles.

                                                ARTHUR ANDERSEN LLP

Cincinnati, Ohio
January 7, 2000

Trustees                                  Officers
---------                                 --------

Thomas L. Conlan Jr.                   Daniel B. Benhase
                                          PRESIDENT

Dr. Alfred Gottschalk                  Joseph C. Neuberger
                                          VICE PRESIDENT

Dr. Robert J. Hill                     Michael T. Karbouski
                                          TREASURER

Dawn M. Hornback                       Cheryl L. King
                                          ASSISTANT TREASURER

Lawrence M. Turner                     Elaine E. Richards
                                          SECRETARY

William H. Zimmer III

  Mutual funds are not bank deposits or obligations, are not guaranteed by any bank, and are not insured or guaranteed by the U.S. government or the Federal Deposit Insurance Corporation. Investment in mutual funds involves investment risks, including the possible loss of principal.

 Thisreport is authorized for distribution to prospective investors only when preceded or accompanied by the Trust's prospectus which contains facts concerning its objectives and policies, management fees, expenses and other information.

Firstar Stellar Funds are Available Through:

O    the Firstar Funds Center,

o Financial Consultants who are either registered representatives of Firstar Investment Services, Inc., a registered broker/dealer, Nasd and Sipc member, or registered representatives of Mds Securities, a division of Conseco Financial Services, Inc., a registered broker/dealer, Nasd and Sipc member,

o    and through selected shareholder organizations.

This report is authorized for distribution only when preceded or accompanied by a current prospectus.

For Account Balance and Investor Services Information
1-800-677-FUND
1-414-287-3808

Firstar Stellar Funds
615 East Michigan Street
P.o. Box 701
Milwaukee, WI 53201-0701

WWW.FIRSTARSTELLARFUNDS.COM

(FIRSTAR STELLAR FUNDS LOGO)

FORM # SFBFANN-00